Exhibit 10.1

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 31st day of March, 2010 by and between Silicon Valley Bank (“Bank”) and SOLTA MEDICAL, INC., a Delaware corporation (“Borrower”) whose address is 25881 Industrial Boulevard, Hayward, CA 94545.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of March 9, 2009, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of March 27, 2009 and that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) extend additional credit and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.3 (Term Line). New Section 2.1.3 is added as follows:

“2.1.3 Term Line.

(a) Availability. Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make advances (each, a “Term Advance” and, collectively, “Term Advances”) not exceeding the Term Line. After repayment, no Term Advance may be reborrowed. Borrower may use the Term Advances to finance equipment (including soft costs) and acquisitions permitted under Article 7 hereof.

(b) Repayment. Each Term Advance shall immediately amortize and be payable in thirty three (33) equal payments of principal and interest beginning on the first (1st) day of the next month following such Term Advance and continuing on the first day of each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each Term Advance shall be due on the applicable Term Maturity Date.

(c) Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Advances, provided Borrower (a) provides written notice to Bank of its election to exercise to prepay the Term Advances at least fifteen (15) days prior to such prepayment, and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the Term Advances through the date the prepayment is made; (ii) all unpaid principal with respect to the Term Advances; (iii) the Final Payment Fee for the Term Advances in accordance with the terms of Section 2.4(a), (iv) a prepayment fee equal to two percent (2.00%) of the aggregate principal amount of the Term Advances made to Borrower (the “Term Line Prepayment Fee”) and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.”

2.2 Section 2.3 (Payment of Interest on the Credit Extensions). New Section 2.3(a)(iii) is added as follows:

“(iii) Term Advances. Subject to Section 2.3(b), the principal amount outstanding with respect to each Term Advance shall accrue interest at a fixed per annum rate equal to the greater of (A) the Basic Rate or (B) four and forty four one hundredths percent (4.44%), which interest shall be payable monthly.”

2.3 Section 2.4 (Fees). Section 2.4(a) is amended in its entirety and replaced with the following:

“(a) Final Payment Fees. On the earlier of (i) the Tranche I Term Loan Maturity Date or the Tranche II Term Loan Maturity Date (as applicable for each tranche) or (ii) the date such Term Loan is prepaid in full, a Final Payment Fee equal to three and one half percent (3.50%) of the aggregate principal amount of Tranche I or Tranche II of the Term Loan (as applicable) made by Bank to Borrower hereunder and on the earlier of (i) the Term Maturity Date or (ii) the date the Term Advances are prepaid in full, a Final Payment Fee equal to three and one half percent (3.50%) of the aggregate principal amount of the Term Advances made by Bank to Borrower hereunder;”

2.4 Section 2.4 (Fees). Section 2.4(c) is amended in its entirety and replaced with the following:

“(c) Term Loan Prepayment Fee; Term Line Prepayment Fee. The Term Loan Prepayment Fee if and when due pursuant to the terms of Section 2.1.2(c) and the Term Line Prepayment Fee if and when due pursuant to the terms of Section 2.1.3(c); and”

2.5 Section 3.4 (Procedures for Borrowing). Section 3.4(b) is amended in its entirety and replaced with the following:

“(b) Term Loan, Term Advances. Subject to the prior satisfaction of all other applicable conditions to the making of either tranche of the Term Loan or a Term Advance, to obtain either tranche of the Term Loan or a Term Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the applicable tranche of the Term Loan or a Term Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the applicable tranche of the Term Loan or a Term Advance to the Designated Deposit Account.”

2.6 Section 6.7 (Financial Covenants). Section 6.7(a) is amended in its entirety and replaced with the following:

“(a) Liquidity Ratio. A ratio of Liquidity to all Indebtedness owing from Borrower to Bank of at least (i) 1.85 to 1.00 at all times from March 31, 2009 through February 28, 2010 and (ii) 1.65 to 1.00 at all times thereafter.”

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2.7 Section 6.7 (Financial Covenants). Section 6.7(b) is amended in its entirety and replaced with the following:

“(b) EBITDA. On a trailing six (6) month basis, EBITDA of at least One Dollar ($1.00) as of June 30 and December 31 of each calendar year beginning on June 30, 2010.”

2.8 Section 6.7 (Financial Covenants). Section 6.7(c) is deleted in its entirety.

2.9 Section 8.1 (Payment Default). Section 8.1 is amended in its entirety and replaced with the following:

“8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date, the Tranche I Term Loan Maturity Date, the Tranche II Term Loan Maturity Date or the Term Advance Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

2.10 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Basic Rate” is the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) U.S. Treasury note yield to maturity for a term equal to a three (3) year Treasury Note Maturity as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” on the Funding Date of (i) Tranche I of the Term Loan with respect to any Term Loan or (ii) a Term Advance with respect to any Term Advance, plus (b) the applicable Loan Margin. (In the event Release H.15 is no longer published, Bank shall select a comparable publication to determine the U.S. Treasury note yield to maturity.)

“Draw Period” is the period of time from March 31, 2010 through March 31, 2011

“Loan Margin” is (i) five hundred one (501) basis points with respect to the Term Loan and (ii) three hundred (300) basis points with respect to each Term Advance.

“Revolving Line Maturity Date” is March 8, 2012.

“Term Advance” is defined in Section 2.1.3(a).

“Term Line” is an Term Advance or Term Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000).

“Term Line Prepayment Fee” is defined in Section 2.1.3(c).

“Term Maturity Date” is, for each Term Advance, a date thirty three (33) months after such Term Advance but no later than December 31, 2013.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

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3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto and (ii) Bank’s receipt of duly executed original signatures to completed Borrowing Resolutions for Borrower.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Solta Medical, Inc.

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT D - COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SOLTA MEDICAL, INC.

The undersigned authorized officer of SOLTA MEDICAL, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) with respect to unaudited financials for the absence of footnotes and subject to year-end adjustments. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Financial Projections	Within 7 days of approval by board	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 30 days	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies
Minimum Liquidity Ratio	1.85:1.00 from 3/31/09 till 2/28/10 and 1.65:1.00 at all times thereafter	:1.00	Yes No
Minimum EBITDA	$1.00 measured each June 30 and December 31 on a trailing 6 month basis commencing on June 30, 2010	$	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SOLTA MEDICAL, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I. Liquidity Ratio (Section 6.7(a))

Required:        (i) 1.85 to 1.00 at all times from March 31, 2009 through February 28, 2010 and (ii) 1.65 to 1.00 at all times thereafter.

Actual:

A.	Aggregate value of the unrestricted balance sheet cash of Borrower and Guarantor	$

B.	50% of the aggregate value of Eligible Accounts	$

C.	Liquidity (line A plus line B)	$

D.	Aggregate value of Obligations to Bank	$

E.	Liquidity Ratio (line C divided by line D)

Is line E equal to or greater than (i) 1.85 to 1.00 at all times from March 31, 2009 through February 28, 2010 and (ii) 1.65 to 1.00 at all times thereafter?

No, not in compliance	Yes, in compliance

II. EBITDA (Section 6.7(b))

Required:        On a trailing six (6) month basis, EBITDA of at least One Dollar ($1.00) as of June 30 and December 31 of each calendar year beginning on June 30, 2010.

Actual:

A.	Net Income	$

B.	To the extent included in the determination of Net Income

	1. The provision for income taxes	$

	2. Depreciation expense	$

	3. Amortization expense	$

	4. Net Interest Expense	$

5.      non-cash compensation expenses or other non-cash expenses or charges incurred during such period arising from the sale of stock, the granting of stock options, stock appreciation rights and other similar arrangements of Borrower and its Subsidiaries

	6. The sum of lines 1 through 5	$

C.	EBITDA (line A plus line B.6)	$

Is line C equal to or greater than the amount required above?

No, not in compliance	Yes, in compliance

BORROWER TO PROVIDE FORM OF BORROWING RESOLUTIONS FOR BANK REVIEW AND APPROVAL